EXHIBIT 5
[Letterhead of Vernon G. Baker, II]
May 23, 2006
ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan 48084
Ladies and Gentlemen:
      I am the General Counsel of ArvinMeritor, Inc., an Indiana corporation (the “Company”), and in that capacity, I, or lawyers under my supervision, have acted as counsel to the Company in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, for the registration of (i) $300,000,000 aggregate principal amount of the Company’s 4.625% Convertible Senior Notes due 2026 (the “Notes”), (ii) the guarantees of the Notes by each of the Subsidiary Guarantors listed in the Registration Statement (collectively, the “Subsidiary Guarantees”) and (iii) the Company’s common stock, par value $1 per share (including the associated preferred share purchase rights), issuable upon conversion of the Notes (the “Common Stock”). The Notes were issued under an Indenture, dated as of March 7, 2006, between the Company and BNY Midwest Trust Company, as Trustee (the “Indenture”).
      In connection with rendering this opinion, I, or lawyers under my supervision, have participated in the preparation of the Registration Statement and have examined and relied on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Subsidiary Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Company and the Subsidiary Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
      In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Notes in global form conform to the form thereof that we have reviewed and have been duly authenticated in accordance with the terms of the Indenture.
      Based upon the foregoing, having regard for such legal considerations as I deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Notes are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

2. Each of the Subsidiary Guarantees is the valid and binding obligation of the relevant Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

3. The Common Stock, when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.
      I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and of the United States of America. For purposes of my opinions I have assumed that the laws of the jurisdictions of the organization of the Company and the Subsidiary

Guarantors and the laws governing the Indenture, the Notes and the Subsidiary Guarantees are the same as the laws of the Commonwealth of Pennsylvania.
      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part of the Registration Statement and any supplement or supplements to such prospectus. I also consent to the incorporation by reference in the Registration Statement of the references to me under the headings “Item 1. Business — Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2005. By the giving of such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.

Very truly yours,

/s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President
and General Counsel